UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 23, 2002

MICRO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	00-06253	33-0569235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Goodyear, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 837-3700

Item 5. —Other Events

On April 24, 2002, Micro Therapeutics, Inc. (the “Company”) announced that John Rush tendered his resignation as Chief Executive Officer and President of the Company, for personal reasons, effective as of April 23, 2002. Mr. Rush concurrently resigned from the Company’s Board of Directors, but will continue to be available to the Company as an outside consultant.

The Board of Directors of the Company nominated and elected James Corbett, the Chairman of the Board of the Company, to fill the role of President and Chief Executive Officer on an interim basis, until such time as the Company hires a permanent replacement for Mr. Rush.

The Company issued a press release on April 24, 2002, with respect to the foregoing. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 7. —Exhibits

(c)  Exhibits.

Exhibit Number	Description
99.1	Press Release dated April 24, 2002.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO THERAPEUTICS, INC.

By:	/s/ HAROLD A. HURWITZ
Harold A. Hurwitz Assistant Secretary and Chief Financial Office

April 29, 2002

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated April 24, 2002.

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